UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

The Marsico Investment Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Subject: Special Meeting of Shareholders of the Marsico Funds

Dear Shareholder:

A special meeting of shareholders of the Marsico Funds® is scheduled to be held on August 28, 2024.

The purpose of the meeting is to elect all the current Trustees (“Nominees”) to continue to serve on the Board of Trustees of the Marsico Funds.

You are entitled to vote at the meeting if you owned shares of any of the Marsico Funds as of the close of business on July 5, 2024.

Your vote is extremely important. The notice of the meeting and proxy statement is available for your review here: http://www.OkapiVote.com/Marsico. Please review the notice of the meeting and proxy statement and vote your shares at your earliest convenience. Instructions for voting via the Internet are below.

You may enter your voting instructions via the Internet by clicking on the link below and following the on-screen instructions. This link will automatically register your unique control number to vote:

[INSERT LINK HERE]

If you have multiple accounts associated with your email address, all of your accounts will populate. Please mark the appropriate checkboxes to select the accounts you wish to vote.

In addition, you can vote by telephone or request a paper copy of the proxy statement and proxy card at no charge by calling our proxy solicitation partner, Okapi Partners LLC, toll-free at (877) 259-6290. We ask that you vote promptly, so the Marsico Funds will avoid the potential additional expense of further solicitation.

The Board of Trustees unanimously recommends that shareholders vote “FOR ALL” the Nominees.

If you would like additional information about this proxy statement, or have questions on how to vote, please call Okapi Partners LLC, toll-free at (877) 259-6290.

Thank you for your attention to this matter and for your continuing support of the Marsico Funds.

Sincerely,

Thomas F. Marsico

President, Marsico Funds